FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                  NORTH DAVISON PARTNERS 99 LIMITED PARTNERSHIP

         This First Amendment to the Amended and Restated Agreement of Limited Partnership of North Davison Partners 99 Limited Partnership, a South Dakota limited partnership (the "First Amendment") is being entered into as of the date written below by and between Sioux Falls Environmental Access, Inc. and Crane & Fowler Investments, L.L.C., the general partners (collectively the "General Partner"), WNC Holding, LLC a California limited liability company (the "Limited Partner") and WNC Housing, L.P., a California limited partnership as the special limited partner (the "Special Limited Partner"). The General Partner, Limited Partner and Special Limited Partner may collectively be referred to as the Partners or may individually be referred to as a Partner.

                                    RECITALS

         WHEREAS, North Davison Partners 99 Limited Partnership, a South Dakota limited partnership (the "Partnership") entered into a partnership agreement dated February 19, 1999 by and between Lewis F. Weinberg ("LFW") and Weinberg Investments, Inc. ("Weinberg Investments") as the general partners and Michael
A. Crane as the initial limited partner (the "Initial Limited Partner") (the "Original Partnership Agreement").

         WHEREAS, The Partnership filed a certificate of limited partnership with the South Dakota Secretary of State on February 26, 1999 naming LFW and Weinberg Investments ("SFEA") as the general partners. LFW and Weinberg Investments signed the certificate.

         WHEREAS, on May 23, 2001 the Partnership filed an Amended and Restated Certificate of Limited Partnership with the South Dakota Secretary of State whereby LFW and Weinberg Investments withdrew as general partners of the Partnership and was replaced by Crane & Fowler Investments, L.L.C. ("Crane & Fowler") and Sioux Falls Environmental Access, Inc. ("SFEA"). LFW, Weinberg Investments, SFEA and Crane & Fowler signed the Amended and Restated Certificate.

         WHEREAS, on August 29, 2002 the Original Partnership Agreement was amended and restated to provide, in part, for the withdrawal of the Initial Limited Partner and for the admission of WNC Holding, LLC as the limited partner and WNC Housing, L.P. as the special limited partner (the "Amended and Restated Partnership Agreement"). The partners of the Amended and Restated Partnership Agreement failed to acknowledge SFEA as a general partner and failed to obtain SFEA's signature on the Amended and Restated Partnership Agreement. Therefore, SFEA had not agreed to the terms of the Amended and Restated Partnership Agreement at the time of the Amended and Restated Partnership Agreement.

         NOW THEREFORE, in consideration of the foregoing Recitals, which are a part of this First Amendment, and the mutual promises, covenants and undertakings herein contained, and for other good and valuable consideration,

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the receipt and sufficiency of which are hereby acknowledged, the Partners hereby agree to amend the Amended and Restated Partnership Agreement in part as follows:

         Section 1.34 of the Amended and Restated Partnership Agreement shall be amended in its entirety:

         Section 1.34 "General Partner(s)" shall mean Crane & Fowler Investments, L.L.C. and Sioux Falls Environmental Access, Inc. and such other Persons as are admitted to the Partnership as additional or substitute General Partners pursuant to this Agreement. If there is more than one General Partner of the Partnership, the term "General Partner" shall be deemed to collectively refer to such General Partners or individually may mean any General Partner as the context dictates.

         Section 1.52 of the Amended and Restated Partnership Agreement shall be amended in its entirety:

         Section 1.52 "Mortgage" or "Mortgage Loan" shall mean the permanent nonrecourse financing wherein the Partnership promises to pay Security National Bank, or its successor or assignee, the principal sum of $723,000, plus interest on the principal at 7.4% per annum over a term of 15 years and amortized over 30 years. Where the context admits, the term "Mortgage" or "Mortgage Loan" shall include any mortgage, deed, deed of trust, note, regulatory agreement, security agreement, assumption agreement or other instrument executed in connection with the Mortgage which is binding on the Partnership; and in case any Mortgage is replaced or supplemented by any subsequent mortgage or mortgages, the Mortgage shall refer to any such subsequent mortgage or mortgages. The Mortgage funds shall be used to acquire the project.

         Section 1.70 of the Amended and Restated Partnership Agreement shall be amended in its entirety:

         Section 1.70 "Projected Annual Tax Credits" shall mean LIHTC in the amount of $0 for 2002, $68,786 per year for each of the years 2003 through 2011 and $68,786 for 2012 which the General Partner has projected to be the total amount of LIHTC which will be allocated to the Limited Partner by the Partnership, constituting % of the aggregate amount of LIHTC of $688,000 to be available to the Partnership.

         Section 6.1 of the Amended and Restated Partnership Agreement shall be amended in its entirety:

         Section 6.1 Capital Contribution of General Partner. The General Partner shall make a Capital Contribution equal to $100.


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         Section 6.2 of the Amended and Restated Partnership Agreement shall be amended in its entirety:

         Section 6.2 Construction and Renovation Obligations.

                  (a) Crane & Fowler Investments, L.L.C. ("Guarantors") hereby guarantees a lien free completion of construction and renovation of the Apartment Housing on or before December 1, 2002("Completion Date") at a total development cost of not more than $1,238,900("Development Budget"), which includes all hard and soft costs incident to the acquisition, development, renovation and construction of the Apartment Housing in accordance with the Construction Budget, the Construction Contract, and the Project Documents, except for additional expenditures as approved by Limited Partner or Special Limited Partner. At any time during construction and renovation, if the Special Limited Partner ascertains that the Development Budget exceeds the sum of the Capital Contributions and the Mortgage amount then the General Partner shall be responsible for and shall be obligated to pay the difference thereof within thirty days of receiving written notice from the Special Limited Partner except as otherwise provided for in this Agreement. Any advances by the General Partner pursuant to the previous sentence shall not be repayable, shall not change the Interest of any Partner in the Partnership and shall be considered a guaranteed payment to the Partnership for cost overruns. Upon such notice from the Special Limited Partner, the General Partner shall advance the requested funds into the Projects General Fund account.

                  (b) In addition, if (1) the Improvements are not completed on or before the Completion Date (which date may be extended in the events of Force Majeure, but in no event longer than three months from the Completion Date); (2) prior to completing the Improvements, the Lender sends a notice of default under the Loan; or (3) a foreclosure action is commenced against the Partnership, then at the Special Limited Partner's election, either the General Partner will be removed from the Partnership and the Special Limited Partner will be admitted as successor General Partner, all in accordance with Article XIII hereof, or the General Partner will repurchase the Interest of the Limited Partner and the Special Limited Partner for an amount equal to the amounts theretofore paid by the Limited Partner and the Special Limited Partner, and the Limited Partner and the Special Limited Partner shall have no further Interest in the Partnership. If the Special Limited Partner elects to have the General Partner repurchase such Interests then the repurchase shall occur within 60 days after the General Partner receives written demand from the Special Limited Partner. If the Special Limited Partner elects to remove the General Partner then the provisions of
Article XIII apply.

         Section 7.2 of the Amended and Restated Partnership Agreement shall be amended in its entirety:

         Section 7.2 Capital Contribution of Limited Partner. The Limited Partner shall make a Capital Contribution in the amount of $481,504, as may be adjusted in accordance with Section 7.4 of this Agreement, in cash on the dates and subject to the conditions hereinafter set forth.


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

     (a) $409,278 shall be payable upon the Limited Partner's receipt and approval of the following documents:

          (1) Special Limited Partner's acquisition committee approval;

          (2) a legal opinion in a form substantially similar to the form of opinion attached hereto as Exhibit "B" and incorporated herein by this reference;

          (2) a fully executed Certification and Agreement in the form attached hereto as Exhibit "C" and incorporated herein by this reference;

          (3) a copy of a title commitment, (in a form and substance satisfactory to the Special Limited Partner) constituting an agreement by such title company to issue the Title Policy within fifteen working days. The title commitment will show the Apartment Housing to be free from liens except the Construction Loan and free from other exceptions not previously approved by the Special Limited Partner;

          (4) Insurance required during construction and renovation; and

          (5) a copy of the recorded grant deed (warranty deed).

     (b) $72,226 shall be payable upon the Limited Partner's receipt and approval of the following documents:

          (1) Completion of Construction or Renovation;

          (2) a certificate of occupancy (or equivalent evidence of local occupancy approval if a permanent certificate is not available) on all the apartment units in the Apartment Housing;

          (3) a completion certification in a form substantially similar to the form attached hereto as Exhibit "D" and incorporated herein by this reference, indicating that the Improvements have been completed in accordance with the Project Documents;

          (4) a letter from the Contractor in a form substantially similar to the form attached hereto as Exhibit "F" and incorporated herein by this reference stating that all amounts payable to the Contractor have been paid in full and that the Partnership is not in violation of the Construction Contract;

          (5) Insurance required during operations;

          (6) Mortgage Loan documents signed and the Mortgage funded;

          (7) endorsement to the Title Policy dated no more than ten days prior to the scheduled Capital Contribution providing an as-built survey and confirming that there are no liens, claims or rights to a lien or judgments filed against the property or the Apartment Housing during the time period since the issuance of the Title Policy referenced above in Section 7.2(a);


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          (8) the current rent roll  evidencing a minimum 90%  occupancy by
Qualified Tenants for 90 consecutive days immediately prior to funding;

          (9) copies of all initial tenant files including completed applications, completed questionnaires or checklist of income and assets, documentation of third party verification of income and assets, and income certification forms (LIHTC specific) collected by the Management Agent, or General Partner, verifying each tenant's eligibility pursuant to the Minimum Set-Aside Test;

          (10) copies of the executed lease agreement with the tenants;

          (11) a copy of the declaration of restrictive covenants/extended use agreement entered into between the Partnership and the State Tax Credit Agency;

          (12) an audited construction and renovation cost certification (which includes an itemized cost breakdown);

          (13)  the   Accountant's  final Tax Credit  certification  in a form
substantially   similar to  the form attached  hereto as Exhibit  "E"  and incorporated herein by this reference;

          (14) Debt Service Coverage of 1.10 for 90 consecutive days immediately prior to funding;

          (15) Internal Revenue Code Form 8609, or any successor form;

          (16) the construction and renovation documents required pursuant to
Section 14.3(a) of this Agreement, if not previously provided to the Limited Partner and a determination by the Special Limited Partner that financing is In-Balance; and

          (17) any documents previously not provided to the Limited Partner but required pursuant to this Section 7.2 and Sections 14.3(a) and (b).

         Section 7.3 of the Amended and Restated Partnership Agreement shall be amended in its entirety:

         Section 7.3 Repurchase of Limited Partner's Interest. Within 60 days after the General Partner receives written demand from the Limited Partner and/or the Special Limited Partner, the Partnership shall repurchase the Limited Partner's Interest and/or the Special Limited Partner's Interest in the Partnership by refunding to it in cash the full amount of the Capital Contribution which the Limited Partner and/or the Special Limited Partner has theretofore made in the event that, for any reason, the Partnership shall fail to:

     (a) cause the Apartment Housing to be placed in service by December 1, 2002;


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     (b) achieve 90% occupancy of the Apartment  Housing by Qualified Tenants by
January 1, 2003;

     (c) obtain Permanent Mortgage Commencement by January 1, 2003;

     (d) meet both the Minimum Set-Aside Test and the Rent Restriction Test not later than December 31 of the first year the Partnership elects the LIHTC to commence in accordance with the Code; or

     (e) obtain a carryover allocation, within the meaning of Section 42 of the Code, from the State Tax Credit Agency on or before December 31, 2001.

         Section 7.4 of the Amended and Restated Partnership Agreement shall be amended in its entirety:

         Section 7.4 Adjustment of Capital Contributions.

     (a) The amounts of the Limited Partner's and the Special Limited Partner's Capital Contributions were determined in part upon the amount of Tax Credits that were expected to be available to the Partnership, and was based on the assumption that the Partnership would be eligible to claim, in the aggregate, the Projected Tax Credits. If the anticipated amount of Projected Tax Credits to be allocated to the Limited Partner and Special Limited Partner as evidenced by IRS Form 8609, Schedule A thereto, provided to the Limited Partner and Special Limited Partner are less than $687,931 (the new Projected Tax Credit amount, if applicable, shall be referred to as the "Revised Projected Tax Credits") then the Limited Partner's and Special Limited Partner's Capital Contribution provided for in Section 7.2 and Section 7.5 respectively shall be adjusted by the amount which will make the total Capital Contribution to be paid by the Limited Partner and Special Limited Partner to the Partnership equal to 70% of the Revised Projected Tax Credits so anticipated to be allocated to the Limited Partner and Special Limited Partner. If any Capital Contribution adjustment referenced in this Section 7.4(a) is a reduction which is greater than the remaining Capital Contribution to be paid by the Partner whose Capital Contribution is being adjusted, then the General Partner shall have ninety days from the date the General Partner receives notice from either the Limited Partner or the Special Limited Partner to pay the shortfall to the Partner whose Capital Contribution is being adjusted. If the Capital Contribution adjustment referenced in this Section 7.4(a) is an increase then the Partner whose Capital Contribution is being adjusted shall have thirty days from the date the Limited Partner and Special Limited Partner have received notice from the General Partner to pay the increase.

      (b) The General Partner is required to use its best efforts to rent
100% of the Apartment Housing's apartment units to tenants who meet the Minimum Set-Aside Test throughout the Compliance Period. If at the end of any calendar year during the first five calendar years following the year in which the Apartment Housing is placed in service, the Actual Tax Credit for any fiscal year or portion thereof is or will be less than the Projected Annual Tax Credit, or the Projected Annual Tax Credit as modified by Section 7.4(a) of this Agreement if applicable (the "Annual Credit Shortfall"), then the next Capital Contribution owed by the Limited Partner shall be reduced by the Annual Credit

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Shortfall amount, and any portion of such Annual Credit Shortfall in excess of such Capital Contribution shall be applied to reduce succeeding Capital Contributions of the Limited Partner. If the Annual Credit Shortfall is greater than the Limited Partner's remaining Capital Contributions then the General Partner shall pay to the Limited Partner the excess of the Annual Credit Shortfall over the remaining Capital Contributions. The General Partner shall have sixty days to pay the Annual Credit Shortfall from the date the General Partner receives notice from the Special Limited Partner. The provisions of this
Section 7.4(b) shall apply equally to the Special Limited Partner in proportion to its Capital Contribution and anticipated annual Tax Credit.

         (c) In the event that, for any reason, at any time after the first five calendar years following the year in which the Apartment Housing is placed in service, there is an Annual Credit Shortfall, then there shall be a reduction in the General Partner's share of Net Operating Income in an amount equal to the Annual Credit Shortfall and said amount shall be paid to the Limited Partner. In the event there are not sufficient funds to pay the full Annual Credit Shortfall to the Limited Partner at the time of the next Distribution of Net Operating Income, then the unpaid Annual Credit Shortfall shall be repaid in the next year in which sufficient monies are available from the General Partner's share of Net Operating Income. In the event a Sale or Refinancing of the Apartment Housing occurs prior to repayment in full of the Annual Credit Shortfall then the excess will be paid in accordance with Section 11.2(b). The provisions of this Section 7.4(b) shall apply equally to the Special Limited Partner in proportion to its Capital Contribution and anticipated annual Tax Credit.

         (d) The General Partner has represented, in part, that the Limited Partner will receive Projected Annual Tax Credits of $68786 in 2003 and $68,786 in 2004. In the event the 2003 or 2004 Actual Tax Credits are less than projected then the Limited Partner's Capital Contribution shall be reduced by an amount equal to 70% times the difference between the Projected Annual Tax Credits for 2002 or 2003 and the Actual Tax Credits for 2003 or 2004. If the 2003 or 2004 Actual Tax Credits are less than projected then the Special Limited Partner's Capital Contribution shall be reduced following the same equation referenced in the preceding sentence. If, at the time of determination thereof, the Capital Contribution adjustment referenced in this Section 7.4(d) is greater than the balance of the Limited Partner's or Special Limited Partner's Capital Contribution payment which is then due, if any, then the excess amount shall be paid by the General Partner to the Limited Partner and/or the Special Limited Partner within sixty days of the General Partner receiving notice of the reduction from the Limited Partner and/or the Special Limited Partner.

         (e) The Partners recognize and acknowledge that the Limited Partner and the Special Limited Partner are making their Capital Contribution, in part, on the expectation that the Projected Tax Credits are allocated to the Partners over the Tax Credit Period. If the Projected Tax Credits are not allocated to the Partners during the Tax Credit Period then the Limited Partner's and Special Limited Partner's Capital Contribution shall be reduced by an amount agreed upon by the Partners, in good faith, to provide the Limited Partner and the Special Limited Partner with their anticipated internal rate of return.

         (f) In the event there is: (1) a filing of a tax return by the Partnership evidencing a reduction in the qualified basis or eligible basis of the Apartment Housing causing a recapture of Tax Credits previously allocated to the Limited Partner; (2) a reduction in the qualified basis or eligible basis of the Apartment Housing for income tax purposes following an audit by the Internal

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Revenue Service (IRS) resulting in a recapture or reduction of Tax Credits previously claimed; (3) a decision by the United States Tax Court upholding the assessment of such deficiency against the Partnership with respect to any Tax Credit previously claimed in connection with the Apartment Housing, unless the Partnership shall timely appeal such decision and the collection of such assessment shall be stayed pending the disposition of such appeal; or (4) a decision of a court affirming such decision upon such appeal then, in addition to any other payments to which the Limited Partner and/or the Special Limited Partner are entitled under the terms of this Section 7.4, the General Partner shall pay to the Limited Partner and the Special Limited Partner within sixty days of receiving notice from the Limited Partner and/or the Special Limited Partner the sum of (A) the amount of the Tax Credit recapture, (B) any interest and penalties imposed on the Limited Partner or Special Limited Partner with respect to such recapture, and (C) an amount sufficient to pay any tax liability owed by the Limited Partner or Special Limited Partner resulting from the receipt of the amounts specified in (A) and (B).

         (g) The increase in the Capital Contribution of the Limited Partner and the Special Limited Partner pursuant to Section 7.4(a) shall be subject to the Limited Partner and Special Limited Partner having funds available to pay any such increase at the time of its notification of such increase. For these purposes, any funds theretofore previously earmarked by the Limited Partner or Special Limited Partner to make other investments, or to be held as required reserves, shall not be considered available for payment hereunder.

         Section 9.2 of the Amended and Restated Partnership Agreement shall be amended in its entirety:

         Section 9.2 Payments to the General Partners and Others.

         (a) The Partnership shall pay to the Developer a Development Fee in the amount of $123,000 in accordance with the Development Fee Agreement entered into by and between the Developer and the Partnership on the even date hereof. The Development Fee Agreement provides, in part, that the Development Fee shall first be paid from available proceeds in accordance with Section 9.2(b) of this Agreement and if not paid in full then the balance of the Development Fee will be paid in accordance with Section 11.1 of this Agreement.

         (b) The Partnership shall utilize the proceeds from the Capital Contributions paid pursuant to Section 7.2 and Section 7.5 of this Agreement for development and renovation costs including, but not limited to, land costs, Land Acquisition Fee, acquisition cost of existing building, architectural fees, survey and engineering costs, financing costs, loan fees, Syndication Fee, building materials and labor. If any Capital Contribution proceeds are remaining after Completion of Construction and Renovation and all acquisition, development, renovation and construction costs, excluding the Development Fee, are paid in full , then the remainder shall: first be paid to the Developer in payment of the Development Fee; second be paid to the General Partner as a reduction of the General Partner's Capital Contribution; and any remaining Capital Contribution proceeds shall be paid to the General Partner as a Partnership oversight fee.

         (c) The Partnership shall pay to the Management Agent a property management fee for the leasing and management of the Apartment Housing in an amount in accordance with the Management Agreement, subject to receiving prior

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written consent from HUD. The term of the Management Agreement shall not exceed one year, and the execution or renewal of any Management Agreement shall be subject to the prior Consent of the Special Limited Partner and HUD, if applicable. If the Management Agent is an Affiliate of the General Partner then commencing with the termination of the Operating Deficit Guarantee Period, in any year in which the Apartment Housing has an Operating Deficit, 40% of the management fee will be deferred ("Deferred Management Fee") Deferred Management Fees, if any, shall be paid to the Management Agent in accordance with Section
11.1 of this Agreement.

                  (1) The General Partner shall dismiss the Management Agent at the request of the Special Limited Partner as the entity responsible for management of the Apartment Housing under the terms of the Management Agreement.

                  (2) The appointment of any successor Management Agent is subject to the Consent of the Special Limited Partner and HUD, which may only be sought after the General Partner has provided the Special Limited Partner and HUD with accurate and complete disclosure respecting the proposed Management Agent.

         (d) The Partnership shall pay to the Limited Partner a Reporting Fee commencing in 2002 equal to 15% of the Net Operating Income but in no event more than $1,500 for the Limited Partner's services in assisting with the preparation of tax returns and the reports required in Sections 14.2 and 14.3 of this Agreement. The Reporting Fee shall be payable within seventy-five (75) days following each calendar year and shall be payable from Net Operating Income in the manner and priority set forth in Section 11.1 of this Agreement; provided, however, that if in any year Net Operating Income is insufficient to pay the lesser of 15% or the full $1,500, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Net Operating Income, as provided in Section 11.1, or sufficient Sale or Refinancing Proceeds, as provided in Section 11.2.

         (e) The Partnership shall pay to the General Partner through the Compliance Period an annual Incentive Management Fee equal to 35% of net cash flow commencing in 2002 for overseeing the marketing, lease-up and continued occupancy of the Partnership's apartment units, obtaining and monitoring the Mortgage Loan, maintaining the books and records of the Partnership, selecting and supervising the Partnership's Accountants, bookkeepers and other Persons required to prepare and audit the Partnership's financial statements and tax returns, and preparing and disseminating reports on the status of the Apartment Housing and the Partnership, all as required by Article XIV of this Agreement. The Partners acknowledge that the Incentive Management Fee is being paid as an inducement to the General Partner to operate the Partnership efficiently, to maximize occupancy and to increase the Net Operating Income. The Incentive Management Fee shall be payable from Net Operating Income in the manner and priority set forth in Section 11.1 of this Agreement upon completion and delivery of the annual audit pursuant to Section 14.2(a) of this Agreement. If the Incentive Management Fee is not paid in any year it shall not accrue for payment in subsequent years.

         (f) The Partnership shall pay to the General Partner through the Compliance Period an annual Tax Credit Compliance Fee equal to 35% of net cash flow commencing in 2002 for the services of the General Partner in ensuring compliance by the Partnership and the Apartment Housing with all Tax Credit

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rules and regulations. The Tax Credit Compliance Fee shall be payable from Net
Operating Income in the manner and priority set forth in Section 11.1 of this Agreement upon completion and delivery of the annual audit pursuant to Section 14.2(a) of this Agreement. If the Tax Credit Compliance Fee is not paid in any year it shall not accrue for payment in subsequent years.
         Section 17.3 of the Amended and Restated Partnership Agreement is amended in its entirety to provide:

         Section 17.3 Notices. Any notice given pursuant to this Agreement may be served personally on the Partner to be notified, or may be sent by overnight courier, or may be mailed, first class postage prepaid, to the following address, or to such other address as a party may from time to time designate in writing:

         To the General Partner:        Crane & Fowler Investments, L.L.C.
                                        122 South Phillips Avenue, Suite 350
                                        Sioux Falls, South Dakota 57104

                                        Sioux Falls Environmental Access, Inc.
                                        2101 West 41st Street, Ste. 2000
                                        P.O. Box 495
                                        Sioux Falls, SD 57101

         To the Limited Partner:        WNC Holding, LLC
                                        c/o WNC & Associates, Inc.
                                        3158 Redhill Ave., Suite 120
                                        Costa Mesa, California 92626-3416

         To the Special
         Limited Partner:               WNC Housing, L.P.
                                        3158 Redhill Ave., Suite 120
                                        Costa Mesa, CA 92626-3416

         Sioux Falls Environmental Access, Inc. acknowledges receipt of all documents and information that would be material to a prudent investor in making an informed decision. By its signature below, SFEA agrees and consents to the terms of the Amended and Restated Partnership Agreement and the First Amendment and acknowledges that it was a partner of the Partnership during all times since the filing of the amended and restated certificate of limited partnership with the South Dakota Secretary of State on May 23, 2001. Execution of this First Amendment by SFEA has been duly and validly authorized by or on behalf of SFEA and, having been executed and delivered constitutes the valid and binding agreement of SFEA.

         The Partnership shall be continued pursuant to the Act and on the same terms and conditions as set forth in the Amended and Restated Partnership Agreement, and any amendments thereto including this First Amendment.


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         IN WITNESS WHEREOF, this First Amendment to the Amended and Restated
Agreement of Limited Partnership of North Davison Partners 99 Limited Partnership, a South Dakota limited partnership, is made and entered into as of August 29, 2002.


                                    GENERAL PARTNER

                                    Crane & Fowler Investments, L.L.C.

                                    By:     /s/ MICHAEL A. CRANE
                                            Michael A. Crane,
                                            Member

                                    Sioux Falls Environmental Access, Inc.

                                    By:     /s/ ROLLYN H. SAMP
                                            Rollyn H. Samp,
                                            President


                                    LIMITED PARTNER

                                    WNC Holding, LLC

                                    By:     WNC & Associates, Inc.
                                            Managing Member

                                            By:      /s/ DAVID N. SHAFER
                                                     David N. Shafer
                                                     Executive Vice President


                                    SPECIAL LIMITED PARTNER

                                    WNC Housing, L.P.

                                    By:     WNC & Associates, Inc.,
                                            General Partner

                                            By:      /s/ DAVID N. SHAFER
                                                     David N. Shafer,
                                                     Executive Vice President




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